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                            LCO INVESTMENTS LIMITED
                          INCENTIVE COMPENSATION PLAN
                              AS OF MAY 11, 1998
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          1.   Purpose.  LCO Investments Limited (the "COMPANY") was on May 5,
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1998 the largest stockholder of Ion Laser Technology, Inc., a Utah corporation
("ILT"). The purpose of this Incentive Compensation Plan (the "PLAN") is to provide a means by which certain employees of, consultants to and other persons having key business relations with ILT (such employees, consultants and other persons being hereinafter referred to individually as a "KEY PERSON" and collectively as "KEY PERSONS"), may be given an opportunity to benefit from the appreciation in the value of the Company's present equity holdings in ILT through the issuance of incentive compensation units ("UNITS") whose value, as described below, is based on the increase in value of the Company's present equity holdings in ILT. The Plan is intended to advance the interests of the Company by encouraging long-term employment with and diligent service to ILT on the part of the Key Persons, by enabling ILT to retain their services and by providing such Key Persons with an incentive to advance the success of ILT.

          2.  General Terms and Conditions of Rights; Definitions.
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              (a) General Terms. The Company may grant Units to one or more Key
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Persons from time to time pursuant to the Plan. The selection of Key Persons to whom Units are granted and the maximum number of Units that may be granted under this Plan shall be made by the Company in its sole discretion.

              (b) Units Agreements. Units that have been granted shall be
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evidenced by written agreements (each a "UNITS AGREEMENT") between the Company and each Key Person.

              (c) No Affect on Employment. Nothing in this Plan or a Unit or
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Units Agreement issued hereunder shall govern the rights and duties relating to employment or other services between the holder of any Units and the Company or ILT. Neither this Plan, nor any grant of Units pursuant thereto, shall constitute an employment or other form of service or supply agreement among such parties or establish a right of continued employment or a continued relationship with the Company or ILT and the holder of any Unit.

          3.  Definitions.  In this Section 3, the following words shall have
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the following meanings unless the context otherwise requires:

          (a) The "SCHEDULED ILT SHARES" means those 2,507,223 shares in ILT held as at May 5, 1998 by the Company including any further ILT shares allotted to the Company in respect of such 2,507,223 shares on any capitalization issue or stock dividend of ILT.
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          (b) The "SCHEDULED ILT OPTIONS" means those options to purchase
1,173,334 shares of ILT held as at May 5, 1998 by the Company including any further ILT options allocated to the Company in respect of such options to purchase 1,173,334 shares on any recapitalization or similar event of ILT.

          (c) "ILT OPTION SHARES" means any shares of ILT issued upon exercise by the Company or any designated entity of Scheduled ILT Options.

          (d) "APPRECIATION" means, (i) in respect of any Scheduled ILT Share or ILT Option Share, twenty percent (20%) of any increase in value thereof above a per share price of $4.75; and (ii) in respect of any Scheduled ILT Options, twenty percent (20%) of any increase in value thereof assuming that the exercise price of such Option were $4.75 as opposed to the actual exercise price thereof.

          (e) "INCENTIVE AMOUNT" means the sum of (i) the Appreciation of a Scheduled ILT Share multiplied by the number of the Scheduled ILT Shares in respect of which Incentive Amount is being calculated plus (ii) the Appreciation of a Scheduled ILT Option multiplied by the number of Scheduled ILT Options in respect of which the Incentive Amount is being calculated plus (iii) the Appreciation of an ILT Option Share multiplied by the number of ILT Option Shares in respect of which the Incentive Amount is being calculated.

          (f) "KEY PERSON'S PRO RATA SHARE" means the percentage obtained by dividing (x) the number of outstanding Units held by the relevant Key Person by
(y) the Number of All Units.

          (g) "NUMBER OF ALL UNITS" shall mean the greater of (x) 1,000 or (y) the aggregate number of Units that have been granted to all Key Persons at any time under the Plan.

          (h) "SALE" of any Scheduled ILT Share, Scheduled ILT Option or ILT Option Share means a disposal for cash or securities that are freely tradable by the Company (e.g., securities that are not subject to restrictions under Rules 144 or 145 of the Securities Act of 1933), except an exercise of an ILT Option shall not be deemed a sale thereof, and "sold" shall be construed accordingly.

          (i) "TERMINATION" means, as to any Key Person, Termination as such term is defined in such Key Person's Units Agreement and also, and in the alternative, the termination of all such Key Person's affiliations to ILT as an employee, consultant or otherwise. A person's continuing status as a stockholder of ILT or as a holder of Units shall not affect whether or not Termination shall have occurred. In the case of any dispute, the good faith determination by the Company that Termination has occurred as to a Key Person shall be determinative as to such Key Person.

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          (j) "TERMINATION DATE" means, as to any Key Person, the effective date of such Key Person's Termination.

          4.  Incentive Scheme.
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          (a) If at any time prior to a Key Person's Termination all or any of the Scheduled ILT Shares, Scheduled ILT Options or ILT Option Shares are sold, each such Key Person shall be entitled to receive from the Company and be paid within 15 days of such sale such Key Person's Pro Rata Share of the Incentive Amount calculated in respect of those Scheduled ILT Shares, Scheduled ILT Options or ILT Option Shares so sold. Except as may be provided in any Units Agreement the right to receive a Key Person's Pro Rata Share of the Incentive Amount with respect to Scheduled ILT Shares, Scheduled ILT Option and ILT Option Shares sold prior to Termination shall be fully vested on the date such Key Person enters into his or her Units Agreement.

          (b) If on Key Person's Termination all or any Scheduled ILT Shares, Scheduled ILT Options or ILT Option Shares remain unsold, the Incentive Amount shall be calculated in respect of such Scheduled ILT Shares, Scheduled ILT Options or ILT Option Shares and each Key Person shall be entitled to receive from the Company (payable as provided below) an amount (the "RELEVANT AMOUNT") calculated as follows and which shall vest on Termination:

              (i) 20% of such Key Person's Pro Rata Share of such Incentive Amount if Termination occurs between May 5, 1998 and April 30, 1999 inclusive; or

              (ii) 40% of such Key Person's Pro Rata Share of such Incentive Amount if Termination occurs between May 1, 1999 and April 30, 2000 inclusive; or

              (iii) 60% of such Key Person's Pro Rata Share of such Incentive Amount if Termination occurs between May 1, 2000 and April 30, 2001 inclusive; or

              (iv) 80% of such Key Person's Pro Rata Share of such Incentive Amount if Termination occurs between May 1, 2000 and April 30, 2002 inclusive; or

              (v) 100% of such Key Person's Pro Rata Share of such Incentive Amount if Termination occurs after May 1, 2002.

          (c) The Relevant Amount payable with respect to Scheduled ILT Shares or

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ILT Option Shares shall be payable to a Key Person within 180 days of such
Key Person's Termination either in cash or, at the Company's option, as to the whole or any part (as determined by the Company) of the Relevant Amount, by the Company transferring or causing to be transferred to such Key Person such number of Scheduled ILT Shares or ILT Option Shares as had a value as at such Key Person's Termination Date equal to the whole or such part of such Key Person's entitlement to the Relevant Amount due to the Key Person on account of Scheduled ILT Shares or ILT Option Shares.

          (d) The Relevant Amount payable with respect to Scheduled ILT Options shall be payable to a Key Person within 180 days of the exercise or sale by the Company after such Key Person's Termination of any Scheduled ILT Options (and only if any Scheduled ILT Options are so exercised or sold) either in cash or, at the Company's option, as to the whole or any part (as determined by the Company) of the Relevant Amount, by the Company transferring or causing to be transferred to the Key Person such number of Schedule ILT Shares or ILT Option Shares as had a value at such Key Person's Termination Date equal to the whole or such part of the Relevant Amount due to the Key Person on account of Scheduled ILT Options.

          (e) For the purpose of this Section 4, the value of a Scheduled ILT Share, Scheduled ILT Option or ILT Option Share shall be the average of the closing sale prices of shares of ILT for the actual number of trading days during the 30-day period preceding the applicable Termination Date, as such prices appear in the Wall Street Journal or similar publication or screen service or, if ILT shares cease to be publicly traded, shall be determined in such manner as the parties may agree or failing agreement as may be fixed by the Company's auditors acting as experts, not arbitrators, whose decision shall be final and binding on the parties and whose costs and expenses shall be borne equally by the Company and the applicable Key Persons.

          (f) Notwithstanding the foregoing, the Relevant Amount shall not be payable to any Key Person in the event that such Key Person's affiliation with ILT is terminated for cause.

          (g) In no event will the aggregate amount payable by the Company to all Key Persons under this Plan exceed an amount equal to the Appreciation.

          5.  Amendment.  The terms of this Plan may be amended with the written
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consent of the Company and holders of at least 50% of the then outstanding
Units. Any such amendment shall be binding on all Key Persons. The Company and any individual Key Person may amend such person's Units Agreement and the application of this Plan to such person by a written agreement between the Company and such person.

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